The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated July 31, 2024

PRICING SUPPLEMENT dated August __, 2024

(To Product Supplement No. WF1 dated July 20, 2022,

Prospectus Supplement dated May 26, 2022

and Prospectus dated May 26, 2022)

Filed Pursuant to Rule 433 Registration Statement No. 333-264388

Bank of Montreal Senior Medium-Term Notes, Series I ETF Linked Securities

Market Linked Securities—Auto-Callable with Leveraged Upside Participation and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

■    Linked to the lowest performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust (each, a "Fund" and together, the "Funds")

■    Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the performance of the lowest performing Fund on the call date or the final calculation day, as applicable. The lowest performing Fund on the call date or the final calculation day is the Fund that has the lowest fund return on that day (i.e., the lowest percentage change from its starting price to its fund closing price on that day).

■    Automatic Call. If the fund closing price of the lowest performing Fund on the call date occurring approximately one year after issuance is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a call premium of at least 24.00% of the face amount (to be determined on the pricing date)

■    Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that could be greater than, equal to or less than the face amount, depending on the ending price of the lowest performing Fund on the final calculation day as follows:

■    If the ending price of the lowest performing Fund on the final calculation day is greater than its starting price, you will receive the face amount plus a positive return equal to 150% of the percentage increase in the price of that Fund from its starting price

■    If the ending price of the lowest performing Fund on the final calculation day is less than or equal to its starting price but not by more than 35%, you will receive the face amount

■    If the ending price of the lowest performing Fund on the final calculation day is less than its starting price by more than 35%, you will have full downside exposure to the decrease in the price of the lowest performing Fund on the final calculation day from its starting price, and you will lose more than 35%, and possibly all, of the face amount of your securities

■    Investors may lose a significant portion or all of the face amount

■    If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of either Fund beyond the call premium, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of either Fund at the upside participation rate

■   Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on the call date or the final calculation day, as applicable. You will not benefit in any way from the performance of the better performing Fund. Therefore, you will be adversely affected if either Fund performs poorly, even if the other Fund performs favorably

■   All payments on the securities are subject to the credit risk of Bank of Montreal, and you will have no ability to pursue either Fund or any assets held by the Funds for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment

■    No periodic interest payments or dividends

■    No exchange listing; designed to be held to maturity or automatic call

On the date of this preliminary pricing supplement, the estimated initial value of the securities is $963.50 per security. The estimated initial value of the securities on the pricing date may differ from this value but will not be less than $913.50 per security. However, as discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See "Selected Risk Considerations" beginning on page PRS-10 herein and "Risk Factors" beginning on page PS-5 of the accompanying product supplement.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	Up to $25.75	$974.25
Total

(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

(2)	In respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp., may pay a fee of up to $2.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Terms of the Securities

Issuer:	Bank of Montreal.
Market Measures:	The VanEck® Gold Miners ETF (the "GDX") and the iShares® Silver Trust (the "SLV") (each, a "Fund" and together, the "Funds").
Fund Underlying Index:	With respect to the GDX, the NYSE Arca Gold Miners Index.
Pricing Date*:	August 30, 2024.
Issue Date*:	September 5, 2024.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a "security" are to a security with a face amount of $1,000.
Automatic Call:

If the fund closing price of the lowest performing Fund on the call date is greater than or equal to its starting price, the securities will be automatically called, and on the call settlement date, you will receive the face amount per security plus the call premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of either Fund beyond the call premium, which may be significant. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of either Fund at the upside participation rate.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Call Date*:	September 5, 2025, subject to postponement.
Call Premium:	At least 24.00% of the face amount, or at least $240.00 per $1,000 face amount of the securities (the actual call premium will be determined on the pricing date)
Call Settlement Date:	Three business days after the call date (as the call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Maturity Payment Amount:

If the securities are not automatically called on the call date, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The "maturity payment amount" per security will equal:

•    if the ending price of the lowest performing Fund on the final calculation day is greater than its starting price: $1,000 plus:

$1,000 × fund return of the lowest performing Fund on the final calculation day × upside participation rate

•    if the ending price of the lowest performing Fund on the final calculation day is less than or equal to its starting price, but greater than or equal to its threshold price: $1,000; or

•    if the ending price of the lowest performing Fund on the final calculation day is less than its threshold price:

$1,000 + ($1,000 × fund return of the lowest performing Fund on the final calculation day)

If the securities are not automatically called, and the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, you will have full downside exposure to the decrease in the price of the lowest performing Fund on the final calculation day from its starting price and will lose more than 35%, and possibly all, of the face amount of your securities at maturity.

PRS-2

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Stated Maturity Date*:	September 2, 2027, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Starting Price:	With respect to the GDX: $ , its fund closing price on the pricing date. With respect to the SLV: $ , its fund closing price on the pricing date.

Fund Closing Price:	With respect to each Fund, fund closing price, closing price and adjustment factor have the meanings set forth under "General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions" in the accompanying product supplement.
Ending Price:	With respect to each Fund, the "ending price" will be its fund closing price on the final calculation day.
Threshold Price:	With respect to the GDX: $ , which is equal to 65% of its starting price. With respect to the SLV: $ , which is equal to 65% of its starting price.
Upside Participation Rate:	150%.
Fund Return:

For the call date or the final calculation day, the "fund return" with respect to a Fund is the percentage change from its starting price to its fund closing price on that day, measured as follows:

fund closing price on that day – starting price

starting price

Lowest Performing Fund:	For the call date or the final calculation day, the Fund with the lowest fund return on that day.
Final Calculation Day*:	August 30, 2027, subject to postponement.
Market Disruption Events and Postponement Provisions:

The call date and the final calculation day are subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the call payment date and the stated maturity date will be postponed if the call date or the final calculation day, as applicable, is postponed, and will be adjusted for non-business days.

For more information regarding adjustments to the call date, the final calculation day, the call settlement date, and the stated maturity date, see "General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures" and "—Payment Dates" in the accompanying product supplement. For purposes of the product supplement, each of the call date and the final calculation day is a "calculation day," and the call settlement date and the stated maturity date is a "payment date." In addition, for information regarding the circumstances that may result in a market disruption event, see "General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events" in the accompanying product supplement.

Calculation Agent:	BMO Capital Markets Corp. ("BMOCM").
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences and the Canadian federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations" below, and the sections of the product supplement entitled "United States Federal Tax Considerations" and "Canadian Federal Income Tax Consequences."
Agent:

Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. The agent will receive an agent discount of up to $25.75 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $20.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent discount that it receives to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $2.50 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

WFS, BMOCM and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

PRS-3

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	06376BAW8

________________________
*	To the extent that we make any change to the expected pricing date or expected issue date, the call date, the final calculation day and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF1 dated July 20, 2022, the prospectus supplement dated May 26, 2022 and the prospectus dated May 26, 2022 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

Our Central Index Key, or CIK, on the SEC website is 927971. When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Bank of Montreal.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if that address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product Supplement No. WF1 dated July 20, 2022:

https://www.sec.gov/Archives/edgar/data/927971/000121465922009020/r715220424b5.htm

•	Prospectus Supplement and prospectus dated May 26, 2022:

https://www.sec.gov/Archives/edgar/data/927971/000119312522160519/d269549d424b5.htm

We have filed a registration statement (including a prospectus) with the SEC for the offering to which this document relates. Before you invest, you should read the prospectus in that registration statement and the other documents that we have filed with the SEC for more complete information about us and this offering. You may obtain these documents free of charge by visiting the SEC’s website at http://www.sec.gov. Alternatively, we will arrange to send to you the prospectus (as supplemented by the prospectus supplement if you request it by calling BMOCM toll-free at 1-877-369-5412.

PRS-5

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Estimated Value of the Securities

Our estimated initial value of the securities on the date of this preliminary pricing supplement, and that will be set forth on the cover page of the final pricing supplement relating to the securities, equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions is derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities on the pricing date will be determined based on market conditions at that time.

For more information about the estimated initial value of the securities, see “Selected Risk Considerations” below.

PRS-6

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek a fixed return equal to the call premium if the securities are automatically called on the call date;

▪	understand that the securities may be automatically called prior to the stated maturity and that the term of the securities may be as short as approximately one year;

▪	seek 150% leveraged exposure to the upside performance of the lowest performing Fund on the final calculation day if the securities are not automatically called and its ending price is greater than its starting price;

▪	desire payment of the face amount at maturity if the securities are not automatically called so long as the ending price of the lowest performing Fund on the final calculation day is not less than its starting price by more than 35%;

▪	are willing to accept the risk that, if the securities are not automatically called and the ending price of the lowest performing Fund on the final calculation day is less than its starting price by more than 35%, they will be fully exposed to the decrease in the price of the lowest performing Fund on the final calculation day from its starting price, and will lose more than 35%, and possibly all, of the face amount per security at maturity;

▪	understand that the return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on the call date or the final calculation day, as applicable, and that they will not benefit in any way from the performance of the better performing Fund;

▪	understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;

▪	understand and are willing to accept the full downside risks of each Fund;

▪	are willing to forgo interest payments on the securities and dividends on shares of the Funds and the securities held by the GDX; and

▪	are willing to hold the securities until maturity or automatic call

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;

▪	seek a security with a fixed term;

▪	are unwilling to accept the risk that the securities will not be automatically called and the ending price of the lowest performing Fund on the final calculation day may decrease from its starting price by more than 35%;

▪	seek full return of the face amount of the securities at stated maturity;

▪	seek exposure to a basket composed of each of the Funds or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

▪	seek current income over the term of the securities;

▪	are unwilling to accept the risk of exposure to the Funds;

▪	seek exposure to the Funds but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

▪	are unwilling to accept the credit risk of Bank of Montreal to obtain exposure to the Funds generally, or to the exposure to the Funds that the securities provide specifically; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the "Selected Risk Considerations" herein and the "Risk Factors" in the accompanying product supplement for risks related to an investment in the securities. For more information about the Funds, please see the sections titled "The VanEck® Gold Miners ETF" and "The iShares® Silver Trust" below.

PRS-7

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on the call date for the call premium will each be determined based on the fund closing price of the lowest performing Fund on the call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Is the ending price of the lowest performing Fund on the final calculation day greater than its starting price?
Yes
You will receive per security: $1,000 *plus*:
$1,000 × fund return of the lowest performing Fund on the final calculation day × upside participation rate
No
Is the ending price of the lowest performing Fund on the final calculation day greater than or equal to its threshold price?
Yes
You will receive per security: $1,000
No
You will receive per security:
$1,000 + ($1,000 × fund return of the lowest performing Fund on the final calculation day)
In this case, you will lose more than 35%, and possibly all, of the face amount per security.

PRS-8

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the "Risk Factors" section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Terms And Structure Of The Securities

If The Securities Are Not Automatically Called And The Ending Price Of The Lowest Performing Fund On The Final Calculation Day Is Less Than Its Threshold Price, You Will Lose More Than 35%, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

If the securities are not automatically called, we will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending price of the lowest performing Fund on the final calculation day relative to its starting price and the other terms of the securities. Because the price of each Fund will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the securities are not automatically called and the ending price of the lowest performing Fund on the final calculation day is less than its threshold price, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the price of the lowest performing Fund on the final calculation day from its starting price. The threshold price for each Fund is 65% of its starting price. For example, if the lowest performing Fund on the final calculation day has declined by 35.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside feature and you will lose 35.1% of the face amount per security. As a result, you will not receive any protection if the price of the lowest performing Fund on the final calculation day declines below its threshold price and you will lose more than 35%, and possibly all, of the face amount per security at maturity. This is the case even if the price of the lowest performing Fund on the final calculation day is greater than or equal to its starting price or its threshold price at certain times during the term of the securities.

If the securities are not automatically called, even if the ending price of the lowest performing Fund on the final calculation day is greater than its starting price, the maturity payment amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Bank of Montreal or another issuer with a similar credit rating with the same stated maturity date.

The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Either Fund Performs Poorly, Even If The Other Fund Performs Favorably.

You are subject to the full risks of each Fund. If either Fund performs poorly, you will be negatively affected, even if the other Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of a Fund could offset the poor performance of the other. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on the call date or the final calculation day, as applicable. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On The Call Date Or The Final Calculation Day, As Applicable, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Fund.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on the call date or the final calculation day, as applicable. Although it is necessary for each Fund to close at or above its respective starting price on the call date in order for the securities to be automatically called for the call premium or at or above its respective threshold price in order for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Fund. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of the better performing Fund would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Funds.

As a holder of the securities, it will be preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of the better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship between the Funds will be over the term of the securities.

PRS-9

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

No Periodic Interest Will Be Paid On The Securities.

No periodic payments of interest will be made on the securities. However, if the agreed-upon tax treatment is successfully challenged by the Internal Revenue Service (the "IRS"), you may be required to recognize taxable income over the term of the securities. You should review the section of this pricing supplement entitled "United States Federal Tax Considerations."

If The Securities Are Automatically Called, Your Return Will Be Limited to the Call Premium.

If the securities are automatically called, the positive return on the securities will be limited to the call premium, and you will not participate in any appreciation of either Fund beyond the call premium, which may be significant. Accordingly, if the securities are automatically called, the return on the securities may be less than the return in a direct investment in the Funds. If the securities are automatically called, you will no longer have the opportunity to participate in any appreciation of either Fund at the upside participation rate.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To Credit Risk.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue either Fund or any assets held by the Funds for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

Significant Aspects Of The Tax Treatment Of The Securities Are Uncertain.

The tax treatment of the securities is uncertain. We do not plan to request a ruling from the IRS or from the Canada Revenue Agency regarding the tax treatment of the securities, and the IRS, the Canada Revenue Agency or a court may not agree with the tax treatment described in this pricing supplement and/or the accompanying product supplement.

The IRS has issued a notice indicating that it and the U.S. Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the securities even though that holder will not receive any payments with respect to the securities until maturity or earlier sale or exchange and whether all or part of the gain a holder may recognize upon sale, exchange or maturity of an instrument such as the securities should be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the section entitled “United States Federal Tax Considerations” in this pricing supplement, the section entitled “United States Federal Income Taxation” in the accompanying prospectus and the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. You should consult your tax advisor about your own tax situation.

For a discussion of the Canadian federal income tax consequences of investing in the securities, please read the section entitled “Certain Income Tax Consequences — Certain Canadian Income Tax Considerations” in the accompanying prospectus supplement. You should consult your tax advisor about your own tax situation.

The Call Settlement Date Or The Stated Maturity Date May Be Postponed If The Call Date Or The Final Calculation Day Is Postponed.

The call date or the final calculation day with respect to a Fund will be postponed if the originally scheduled call date or final calculation day is not a trading day with respect to either Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Fund on that day. If such a postponement occurs with respect to the call date, then the call settlement date will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

PRS-10

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities may exceed our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs include the agent discount and selling concessions, the profits that we and our affiliates and/or the agent and its affiliates expect to realize for assuming the risks in hedging our obligations under the securities, and the estimated cost of hedging these obligations. The initial estimated value may be as low as the amount indicated on the cover page of this pricing supplement.

The Terms Of The Securities Are Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we will use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities as of the date of this preliminary pricing supplement is, and our estimated value as determined on the pricing date will be, derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility of the Funds, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors set forth in this pricing supplement. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current prices of the Funds, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Funds; interest rates; volatility of the Funds; correlation between the Funds; currency exchange rates; time remaining to maturity; and dividend yields on securities included in the GDX. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, your return will be limited to the call premium, and you will not receive the potentially higher payment that may have been paid if you had held the securities until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of each Fund. Because numerous factors are expected to affect the value of the securities, changes in the price of each Fund may not result in a comparable change in the value of the securities.

PRS-11

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Funds

Whether The Securities Will Be Automatically Called And The Maturity Payment Amount Will Depend Upon The Performance Of The Funds And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Funds. Investing in the securities is not equivalent to investing in the Funds. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the assets held by the Funds for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those assets. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities held by the GDX would have.

•	Historical Prices Of The Funds Should Not Be Taken As An Indication Of Their Future Performance During The Term Of The Securities.

•	Changes That Affect A Fund Or The GDX's Fund Underlying Index May Adversely Affect The Value Of The Securities, Whether They Will Be Automatically Called And The Maturity Payment Amount.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The GDX.

•	We And Our Affiliates Have No Affiliation With Either Fund Sponsor or the GDX's Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

•	An Investment Linked To The Shares Of The GDX Is Different From An Investment Linked To The GDX's Fund Underlying Index.

•	There Are Risks Associated With A Fund.

•	Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

Risks Relating To The GDX

•	An Investment In The Securities Is Subject To Risks Associated With The Gold And Silver Mining Industries — All or substantially all of the stocks held by the GDX are issued by gold or silver mining companies. As a result, the stocks that will determine the performance of the GDX are concentrated in one sector. Although an investment in the securities will not give holders any ownership or other direct interests in the stocks held by the GDX, the return on the securities will be subject to certain risks associated with a direct equity investment in gold or silver mining companies.

PRS-12

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

In addition, these companies are highly dependent on the price of gold or silver, as applicable. These prices fluctuate widely and may be affected by numerous factors. Factors affecting gold prices include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market. Factors affecting silver prices include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Mexico and Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market.

On the other hand, the GDX reflects the performance of shares of gold and silver mining companies and not gold bullion or silver bullion. The GDX may under- or over-perform gold bullion and/or silver bullion over the term of the securities.

•	An Investment in the Securities Is Subject to Risks Relating to Non-U.S. Securities Markets — Because certain securities held by the GDX are issued by non-U.S. issuers and/or are traded outside of the U.S., an investment in the securities involves particular risks. For example, the relevant non-U.S. securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the U.S. or other securities markets.

•	The Securities Are Subject to Exchange Rate Risk — Because certain securities held by the GDX are traded in currencies other than U.S. dollars, and the securities are denominated in U.S. dollars, the amount payable on the securities at maturity may be exposed to fluctuations in the exchange rate between the U.S. dollar and each of the currencies in which those securities are denominated. These changes in exchange rates may reflect changes in various non-U.S. economies that in turn may affect the payments on the securities. An investor’s net exposure will depend on the extent to which the currencies in which the relevant securities are denominated either strengthen or weaken against the U.S. dollar and the relative weight of each security.

Risks Relating To The SLV

•	The Price Of The SLV Is Linked Closely To The Price Of Silver, Which May Change Unpredictably And Affect The Value Of The Securities In Unforeseeable Ways — The SLV attempts to mirror as closely as possible, before fees and expenses, the performance of the price of silver. As a result, the value of the SLV relates directly to the value of silver. Investments in securities linked to the price of a single commodity such as SLV may be considered speculative. The market for silver is generally subject to temporary distortions or other disruptions due to various factors, including a lack of liquidity in the markets, the participation of speculators, and government regulation and intervention.

The method for determining the price of silver held by SLV, as described below, is not the same as U.S. futures markets. For example, there are no daily price limits that would otherwise restrict the extent of daily fluctuations in the price of silver in the silver market. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days.

The price of silver is subject to volatile price movements over short periods of time and is affected by numerous factors. These include economic factors, including the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of silver is generally quoted), interest rates and silver borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial, or other events. The price of silver may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of silver by the official sector, including central banks and other governmental agencies and multilateral institutions that hold silver, levels of silver production and production costs in the countries in which silver is mined, and short-term changes in supply and demand because of investment, trading and hedging activities in the silver market, including trading activities of hedge funds and commodity funds. It is not possible to predict the aggregate effect of all or any combination of these factors.

•	Investing In The Securities Is Not The Same As Investing Directly In Silver — The performance of the SLV may not fully replicate the price of silver due to the fees and expenses charged by the SLV, restrictions on access to silver or other circumstances. The SLV does not generate any income, and as the SLV regularly sells its asset to pay for its ongoing expenses, the amount of asset represented by the SLV may gradually decline over time. The SLV sells its asset to pay expenses on an ongoing basis irrespective of whether the trading price of its asset rises or falls in response to changes in the price of its asset. The sale of the SLV’s asset to pay expenses at a time of low asset prices could adversely affect the value of the SLV. Additionally, there is a risk that part or all of the SLV’s asset could be lost, damaged or stolen due to war, terrorism, theft, natural disaster or otherwise.

•	Changes In The Methodology Used To Calculate The Silver Spot Price Or Changes In Laws Or Regulations Which Affect The Price Of Silver May Affect The Value Of The Securities — The London Bullion Market Association (the “LBMA”) sets the fixing of silver (the "silver spot price") used to determine the value of silver held by the SLV, and may adjust the determination of the silver spot price in a way that adversely affects the value of the securities. In setting these prices, the LBMA has no obligation to consider your interests. The LBMA may from time to time change any rule or bylaw or take emergency action under its rules, any of which could affect the silver spot price. Any change of this kind could cause a decrease in the silver spot price, which would adversely affect the value of the securities.

PRS-13

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

In addition, the price of silver could be adversely affected by the promulgation of new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those relating to taxes and duties on commodities or commodity components) by one or more governments, governmental agencies, courts, or other official bodies. Any event of this kind could adversely affect the silver spot price and, as a result, could adversely affect the value of the securities.

•	There Are Risks Associated With The LBMA Silver Price — The silver held by the SLV is valued based upon the “LBMA Silver Price”. The LBMA Silver Price is a silver price benchmark mechanism administered by ICE Benchmark Administration (“IBA”), an independent specialist benchmark administrator appointed by London Bullion Market Association. These prices are determined using an electronic auction. Electronic markets are not exempt from failures. In addition, electronic trading platforms may be subject to influence by high-frequency traders with results that are highly contested by the industry, regulators and market observers. It is possible that electronic failures or other unanticipated events may occur that could result in delays in the announcement of, or the inability of the system to produce, an LBMA Silver Price on any given day. Furthermore, if a perception were to develop that these prices are vulnerable to manipulation attempts, or if the proceedings surrounding the determination and publication of these prices were seen as unfair, biased or otherwise compromised by the markets, the behavior of investors and traders in silver may change, and those changes may have an effect on the price of silver (and, consequently, the value of the SLV). In any of these circumstances, the intervention of extraneous events disruptive of the normal interaction of supply and demand of silver at any given time, may result in distorted prices and losses in value of the SLV that, but for such extraneous events, might not have occurred. The LBMA may alter, discontinue or suspend calculation or dissemination of the LBMA Silver Price, which could adversely affect the value of the securities. The LBMA, or an independent service provider appointed by the LBMA, will have no obligation to consider your interests in calculating or revising the LBMA Silver Price. All of these factors could adversely affect the price the SLV and, therefore, the return on the securities.

•	Single Commodity Prices Tend To Be More Volatile Than, And May Not Correlate With, The Prices Of Commodities Generally — The SLV holds silver and not a diverse basket of commodities or components of a broad-based commodity index. The SLV’s asset may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. As a result, the securities carry greater risk and may be more volatile than a security linked to the prices of more commodities or a broad-based commodity index.

•	Adjustments To The SLV Could Adversely Affect The Securities — The sponsor of the SLV is responsible for calculating and maintaining the SLV. The sponsor can take actions to add, delete or substitute the assets held by the SLV. The sponsor may make other methodological changes that could change the share price of the SLV at any time. Any of these actions could adversely affect the amounts payable and/or the market value of the securities.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a "participating dealer," are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine any values of the Funds and make any other determinations necessary to calculate any payments on the securities. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled "General Terms of the Securities— Certain Terms for Securities Linked to a Fund—Market Disruption Events," and "—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation" in the accompanying product supplement. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of each Fund.

PRS-14

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are held by the GDX may adversely affect the price of the GDX.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of each Fund.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of each Fund.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-15

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting price or threshold price for either Fund. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price of either Fund. The actual starting price and threshold price for each Fund will be determined on the pricing date and will be set forth under "Terms of the Securities" in the final pricing supplement. For historical data regarding the actual closing prices of the Funds, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call, and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Hypothetical Call Premium:	24.00% of the face amount (the lowest possible call premium that may be determined on the pricing date)
Upside Participation Rate:	150%
Hypothetical Starting Price:	For each Fund, $100.00
Hypothetical Threshold Price:	For each Fund, $65.00 (65% of its hypothetical starting price)

Hypothetical Payout Profile

100%
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return
150% Participation Rate
Call Date (Call Premium: 24.00%)
35% contingent
downside protection
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
100%
Percentage Change of Lowest Performing Fund
Hypothetical Security Return at Maturity
Hypothetical Return of Lowest Performing Fund

PRS-16

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called on the call date, you will receive on the call settlement date the face amount of your securities plus the hypothetical call premium, resulting in a hypothetical pre-tax total rate of return of 24.00%.

If the securities are not automatically called:

Hypothetical Ending Price Of The Lowest Performing Fund On The Final Calculation Day	Hypothetical Fund Return of the Lowest Performing Fund(1)	Hypothetical Maturity Payment Amount Per Security	Hypothetical Pre-Tax Total Rate of Return(2)
$200.00	100.00%	$2,500.00	150.00%
$175.00	75.00%	$2,125.00	112.50%
$150.00	50.00%	$1,750.00	75.00%
$140.00	40.00%	$1,600.00	60.00%
$130.00	30.00%	$1,450.00	45.00%
$120.00	20.00%	$1,300.00	30.00%
$110.00	10.00%	$1,150.00	15.00%
$105.00	5.00%	$1,075.00	7.50%
$100.00	0.00%	$1,000.00	0.00%
$90.00	-10.00%	$1,000.00	0.00%
$80.00	-20.00%	$1,000.00	0.00%
$70.00	-30.00%	$1,000.00	0.00%
$65.00	-35.00%	$1,000.00	0.00%
$64.00	-36.00%	$640.00	-36.00%
$50.00	-50.00%	$500.00	-50.00%
$25.00	-75.00%	$250.00	-75.00%
$0.00	-100.00%	$0.00	-100.00%

(1)	The fund return of the lowest performing Fund on the final calculation day is equal to the percentage change from its starting price to its ending price (i.e., the ending price of the lowest performing Fund on the final calculation day minus its starting price, divided by its starting price).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000 (i.e., the maturity payment amount per security minus $1,000, divided by $1,000).

PRS-17

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The fund closing price of the lowest performing Fund on the call date is greater than its starting price, and the securities are automatically called on the call date:

	GDX	SLV
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on the call date:	$150.00	$130.00
Hypothetical fund return on the call date (fund closing price on call date – starting price) / starting price:	50.00%	30.00%

Step 1: Determine which Fund is the lowest performing Fund on the call date.

In this example, the SLV has the lowest fund return and is, therefore, the lowest performing Fund on the call date.

Step 2: Determine whether the securities will be automatically called on the call date.

Because the hypothetical fund closing price of the lowest performing Fund on the call date is greater than its hypothetical starting price, the securities are automatically called on the call date and you will receive on the call settlement date the face amount of your securities plus a call premium of 24.00% of the face amount. Even though the lowest performing Fund on the call date appreciated by 30.00% from its starting price to its fund closing price on the call date in this example, your return is limited to the call premium 24.00%.

On the call settlement date, you would receive $1,240.00 per security.

Example 2. The securities are not automatically called. The maturity payment amount is greater than the face amount:

	GDX	SLV
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on the call date:	$80.00	$95.00
Hypothetical ending price:	$110.00	$150.00
Hypothetical threshold price:	$65.00	$65.00
Hypothetical fund return on the final calculation day (ending price – starting price) / starting price:	10.00%	50.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the GDX has the lowest fund return and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund on the final calculation day.

Because the hypothetical fund closing price of the lowest performing Fund on the call date is less than its hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than its hypothetical starting price, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to:

$1,000 × fund return of the lowest performing Fund on the final calculation day × upside participation rate

$1,000 × 10.00% × 150.00%

= $150.00

On the stated maturity date you would receive $1,150.00 per security.

PRS-18

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Example 3. The securities are not automatically called. Maturity payment amount is equal to the face amount:

	GDX	SLV
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on the call date:	$80.00	$90.00
Hypothetical ending price:	$95.00	$120.00
Hypothetical threshold price:	$65.00	$65.00
Hypothetical fund return on the final calculation day (ending price – starting price) / starting price:	-5.00%	20.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the GDX has the lowest fund return and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund on the final calculation day.

Because the hypothetical fund closing price of the lowest performing Fund on the call date is less than its hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price, but not by more than 35%, you would not lose any of the face amount of your securities.

On the stated maturity date you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. Maturity payment amount is less than the face amount:

	GDX	SLV
Hypothetical starting price:	$100.00	$100.00
Hypothetical fund closing price on the call date:	$75.00	$80.00
Hypothetical ending price:	$150.00	$50.00
Hypothetical threshold price:	$65.00	$65.00
Hypothetical fund return on the final calculation day (ending price – starting price) / starting price:	50.00%	-50.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the SLV has the lowest fund return and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the fund return of the lowest performing Fund on the final calculation day.

Because the hypothetical fund closing price of the lowest performing Fund on the call date is less than its hypothetical starting price, the securities are not automatically called. Because the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price by more than 35%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 + ($1,000 × fund return of the lowest performing Fund on the final calculation day)

$1,000 + ($1,000 × -50.00%)

= $500.00

On the stated maturity date you would receive $500.00 per security. The performance of the better performing Fund would not be taken into account in determining the payment on the securities.

PRS-19

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

The VanEck® Gold Miners ETF

Historical Information

We obtained the closing prices of the VanEck® Gold Miners ETF in the graph below from Bloomberg Finance L.P., without independent verification.

The following graph sets forth daily closing prices of the VanEck® Gold Miners ETF for the period from January 1, 2019 to July 30, 2024. The closing price on July 30, 2024 was $36.95. The historical performance of the VanEck® Gold Miners ETF should not be taken as an indication of the future performance of the VanEck® Gold Miners ETF during the term of the securities.

PRS-20

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

VanEck® Gold Miners ETF ("GDX")

We have derived the following information regarding the GDX and its Fund Underlying Index from publicly available documents. We have not independently verified the accuracy or completeness of the following information. Neither we nor our affiliates have made any due diligence inquiry with respect to the GDX or its Fund Underlying Index in connection with the offering of the securities.

The selection of the GDX and its Fund Underlying Index is not a recommendation to invest in this asset. Neither we nor any of our affiliates make any representation to you as to the performance of the GDX or its Fund Underlying Index. Information provided to or filed with the SEC under the Securities Exchange Act of 1934 and the Investment Company Act of 1940 relating to the Fund may be obtained through the SEC’s website at http://www.sec.gov.

The VanEck® Gold Miners ETF ("GDX") is an investment portfolio maintained, managed and advised by Van Eck Associates Corporation ("Van Eck"). The VanEck ETF Trust is a registered open-end investment company that consists of numerous separate investment portfolios, including the GDX. The GDX is an exchange traded fund that trades on NYSE Arca under the ticker symbol “GDX.” The GDX seeks to seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index (the "Fund Underlying Index"). The GDX, using a “passive” or indexing investment approach, attempts to approximate the investment performance of the Fund Underlying Index by investing in a portfolio of securities that generally replicates the Fund Underlying Index. The GDX normally invests at least 80% of its total assets in securities that comprise the Fund Underlying Index. The GDX normally invests at least 80% of its total assets in common stocks and depositary receipts of companies involved in the gold mining industry.

The securities are not sponsored, endorsed, sold or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Fund Underlying Index

We have derived all information contained in this terms supplement regarding the Fund Underlying Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information and information supplied by ICE Data Indices, LLC (the “index sponsor”), the index sponsor and the index administrator. The index sponsor is responsible for the day-to-day management of the Fund Underlying Index, including retaining primary responsibility for all aspects of the Fund Underlying Index determination process, including implementing appropriate governance and oversight. The index sponsor has no obligation to continue to publish, and may discontinue the publication of, the Fund Underlying Index.

The Fund Underlying Index includes common stocks, ADRs and GDRs of selected companies that are involved in the mining for gold or silver ore and are listed for trading and electronically quoted on a major stock market that is accessible by foreign investors. Generally, this will include exchanges in most developed markets and major emerging markets, and will include companies that are cross-listed, e.g., both U.S. and Canadian listings. The index sponsor will use its discretion to avoid exchanges and markets that are considered “frontier” in nature or have major restrictions to foreign ownership or investability. The Fund Underlying Index includes companies that derive at least 50% of their revenues from gold mining and related activities (40% for companies already included in the Fund Underlying Index). At the discretion of the index sponsor, companies that have not yet commenced production are also eligible for inclusion in the Fund Underlying Index, provided they do have tangible revenues that are related to either the mining of gold or silver ore. Also, the Fund Underlying Index maintains exposure to companies with a significant revenue exposure to silver mining in addition to gold mining, which will not exceed 20% of the Fund Underlying Index weight at each rebalance.

Only companies with market capitalizations greater than $750 million (not adjusted for free float), an average daily volume of at least 50,000 shares over the past three months and an average daily value traded of at least $1 million over the past three months are eligible for inclusion in the Fund Underlying Index. For companies already in the Fund Underlying Index, the market capitalization requirement is greater than $450 million (not adjusted for free float), the average daily volume requirement is at least 30,000 shares over the past three months and the average daily value traded requirement is at least $600,000 over the past three months. Companies already in the Fund Underlying Index will be removed from the Fund Underlying Index during the quarterly review if they do not meet either the market capitalization requirement or, alternatively, both the average daily volume requirement and the average daily value traded requirement. The index sponsor has the discretion to not include all companies that meet the minimum criteria for inclusion.

Only one listing is permitted per company and the listing representing the company’s ordinary shares is generally used. If an ADR, GDR, or U.S. cross-listing is available for a given stock and it satisfies the minimum liquidity requirements, that ADR, GDR, or U.S. cross-listing will be used instead of the locally listed ordinary share. If multiple share classes are available for a particular listing line, the shares outstanding for each class will be added up and be attributed to the most liquid class.

PRS-21

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Calculation of the Fund Underlying Index. The Fund Underlying Index is calculated on a net total return basis. A net total return index measures the period to period change in the value of its components due to changes in the valuation (price in U.S. dollars) of those components plus (by means of an adjustment to the divisor) any income produced by those components net of dividend withholding taxes. As the index level is expressed in U.S. dollars, the Fund Underlying Index converts non-U.S. currencies into U.S. dollars using currency exchange rates. The calculation is based on the current modified market capitalization divided by a divisor. The divisor was determined on the initial capitalization base of the Fund Underlying Index and the base level and may be adjusted as a result of corporate actions and composition changes, as described below.

Index Maintenance. The Fund Underlying Index is reviewed quarterly. The general aim of the quarterly rebalance of the Fund Underlying Index is to ensure that the selection and weightings of the constituents continues to reflect as closely as possible the Fund Underlying Index's objective of measuring the performance of highly capitalized companies in the gold mining industry. The index sponsor reserves the right to, at any time, change the number of stocks comprising the Fund Underlying Index by adding or deleting one or more stocks, or replacing one or more stocks contained in the Fund Underlying Index with one or more substitute stocks of its choice, if in the index sponsor's discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the Fund Underlying Index. The rebalances become effective at the open of the first trading after the third Friday of March, June, September and December.

Components will be removed from the Fund Underlying Index during the quarterly review if (1) the market capitalization is less than $450 million, or (2) the average daily volume for the previous three months is less than 30,000 shares and the average daily value traded for the previous three months is less than $600,000.

At the time of the quarterly rebalance, the component security quantities will be modified to conform to the following asset diversification requirements:

(1)	the weight of any single component security may not account for more than 20% of the total value of the Fund Underlying Index;

(2)	the component securities are split into two subgroups – large and small, which are ranked by their unadjusted market capitalization weight in the Fund Underlying Index. Large securities are defined as having a starting index weight greater than or equal to 5%. Small securities are defined as having a starting index weight below 5%; and

(3)	the final aggregate weight of those component securities which individually represent more than 4.5% of the total value of the Fund Underlying Index may not account for more than 45% of the total index value.

The weights of the component securities (taking into account expected component changes and share adjustments) are modified in accordance with the Fund Underlying Index’s diversification rules.

Diversification Rule 1: If any component stock exceeds 20% of the total value of the Fund Underlying Index, then all stocks greater than 20% of the Fund Underlying Index are reduced to represent 20% of the value of the Fund Underlying Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated. If there is no component stock over 20% of the total value of the Fund Underlying Index to start, then Diversification Rule 1 is not executed.

Diversification Rule 2: If there are no components with a starting index weight of 5% or the aggregate weight of the components with a starting index weight of 5% or greater does not exceed 45% of the total value of the Fund Underlying Index (in each case, after any adjustments for Diversification Rule 1), then Diversification Rule 2 is not executed. Alternatively, if the components with a starting index weight of 5% or greater exceeds 45% of the total value of the Fund Underlying Index (after any adjustments for Diversification Rule 1), the components are sorted into two groups: (1) large components are components with a starting index weight of 5% or greater and small components are components with a weight of under 5%. The weight of each of the large components will be scaled down proportionately (with a floor of 5%) so that the aggregate weight of the large components will be reduced to represent 45% of the Fund Underlying Index. If any large component falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 5% and the components with weights greater than 5% will be reduced proportionately. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any small component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to 4.5%. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

PRS-22

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

The inclusion of new companies in the Fund Underlying Index will typically only occur during the quarterly reconstitutions or rebalances, although there could be exceptions based on a specific corporate action affecting a current constituent. The inclusion of the new company at the quarterly rebalances/reconstitutions will be announced at least six trading days before the effective date of the actual inclusion. Components would be removed from the Fund Underlying Index as a result of periodic corporate actions as well as the results of the quarterly rebalances/reconstitutions. All removals in the quarterly rebalances/reconstitutions will be announced at least six trading days before the effective date of the removal. The new composition of the Fund Underlying Index, including the companies to be a part of the Fund Underlying Index and their corresponding new index shares, will be announced at least six trading days before the effective date.

In case of an event that could affect one or more constituents, the index sponsor will inform the market about the intended treatment of the event in the Fund Underlying Index shortly after the firm details have become available and have been confirmed. When possible, the corporate action will be announced, even if not all information is known, at least one trading day before the effective date of the action. Once the corporate action has been effectuated, the index sponsor will confirm the changes in a separate announcement.

Changes to the index methodology will be announced by the index sponsor. Generally, the index sponsor shall announce rule changes prior to them being implemented.

PRS-23

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

The iShares® Silver Trust

Historical Information

We obtained the closing prices of the iShares® Silver Trust in the graph below from Bloomberg Finance L.P., without independent verification.

The following graph sets forth daily closing prices of the iShares® Silver Trust for the period from January 1, 2019 to July 30, 2024. The closing price on July 30, 2024 was $25.83. The historical performance of the iShares® Silver Trust should not be taken as an indication of the future performance of the iShares® Silver Trust during the term of the securities.

PRS-24

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

iShares® Silver Trust ("SLV")

We have derived the following information regarding the SLV from publicly available documents. We have not independently verified the accuracy or completeness of the following information. Neither we nor our affiliates have made any due diligence inquiry with respect to the SLV in connection with the offering of the securities.

The selection of the SLV is not a recommendation to invest in this asset. Neither we nor any of our affiliates make any representation to you as to the performance of the SLV. Information provided to or filed with the SEC under the Securities Exchange Act of 1934 relating to the Fund may be obtained through the SEC’s website at http://www.sec.gov.

The SLV trades under the ticker symbol “SLV” on NYSE Arca, Inc. The sponsor of the SLV is iShares Delaware Trust Sponsor LLC ("iShares Delaware"), a Delaware limited liability company and an indirect subsidiary of BlackRock, Inc. (“BlackRock”). The Bank of New York Mellon is the trustee of the SLV, and JPMorgan Chase Bank, N.A., London branch is the custodian of the SLV.

The SLV seeks to reflect generally the price of silver before the payment of its expenses and liabilities. The assets of the SLV consist primarily of silver held by the custodian on behalf of the SLV. The SLV issues shares in exchange for deposits of silver and distributes silver in connection with the redemption of shares. The SLV issues shares in baskets of 50,000 or integral multiples of 50,000. Baskets may be redeemed by the SLV in exchange for the amount of silver corresponding to their redemption value. The shares of the SLV are intended to constitute a simple and cost-effective means of making an investment similar to an investment in silver.

The shares of the SLV represent units of fractional undivided beneficial interest in and ownership of the SLV. The SLV is a passive investment vehicle and the trustee of the SLV does not actively manage the silver held by the SLV. The trustee of the SLV sells silver held by the SLV to pay the SLV’s expenses on an as-needed basis irrespective of then-current silver prices. Currently, the SLV’s only ordinary recurring expense is expected to be iShares Delaware’s fee. The trustee of the SLV will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell silver in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of SLV expenses or liabilities not assumed by iShares Delaware.

On each business day, as soon as practicable after 4:00 p.m. (New York time), the trustee evaluates the silver held by the SLV and determines the net asset value of the SLV and the NAV. For purposes of making these calculations, a business day means any day other than a day when NYSE Arca is closed for regular trading. The trustee values the silver held by the SLV using that day's LBMA Silver Price. The LBMA Silver Price is the price per ounce, in U.S. dollars, of unallocated deliver delivered in London determined by the IBA following an electronic auction consisting of one or more 30-second rounds starting at 12:00 p.m. (London time) on each day that the London silver market is open for business and published shortly thereafter. At the start of each round of auction, the IBA publishes a price for that round. Participants will then have 30 seconds to enter, change or cancel their orders. At the end of each round, order entry is frozen, and the system checks to see if the imbalance (i.e., the difference between buying and selling) is within the threshold (normally 500,000 ounces of silver). If the imbalance is outside the threshold at the end of a round, then the auction is not balanced, the price is adjusted and a new round starts. If the imbalance is within the threshold then the auction is finished, and the price is set as the LBMA Silver Price for that day.

According to the SLV’s prospectus, the SLV is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act and is not subject to regulation thereunder. The SLV is not a commodity pool within the meaning of the Commodity Exchange Act, as amended, and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

PRS-25

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

United States Federal Tax Considerations

The following discussion supplements, and to the extent applicable supersedes, the discussion in the accompanying product supplement under the caption “United States Federal Tax Considerations.”

In the opinion of our special U.S. tax counsel, Ashurst LLP, it would generally be reasonable to treat a security with terms described herein as a pre-paid cash-settled derivative contract in respect of the Funds that is treated as an "open transaction" for U.S. federal income tax purposes, and the terms of the securities require a holder (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization. However, the U.S. federal income tax consequences of your investment in the securities are uncertain and the Internal Revenue Service (the “IRS”) could assert that the securities should be taxed in a manner that is different from that described in the preceding sentence. If this treatment is respected, a U.S. holder should generally recognize capital gain or loss upon the sale, exchange, redemption or payment on maturity in an amount equal to the difference between the amount it received at such time and the amount that it paid for the securities. Subject to the discussions below under “—Possible Application of Section 1260 of the Code” and “—Possible Higher Tax on Securities Linked to ‘Collectibles,’” such gain or loss should generally be long-term capital gain or loss if the U.S. holder has held the securities for more than one year.

Possible Application of Section 1260 of the Code

It is possible that an investment in the securities will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would recognize in respect of the securities could be recharacterized as ordinary income (the "Excess Gain"). In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusions for a U.S. holder in taxable years prior to the taxable year of the call, sale, exchange or maturity (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of call, sale, exchange or maturity). It is possible, for example, that the amount of the Excess Gain (if any) that would be recharacterized as ordinary income in respect of the securities will equal the excess of (i) any long-term capital gain recognized by a U.S. holder in respect of the securities, over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code) the U.S. holder would have had if the U.S. holder had acquired the Funds at fair market value on the original issue date of the securities for an amount equal to the issue price of the securities and sold the Funds upon the date of call, sale, exchange or maturity of the securities at fair market value. To the extent any gain is treated as long-term capital gain after application of the recharacterization rules of Section 1260 of the Code, such gain would be subject to U.S. federal income tax at the rates that would have been applicable to the net underlying long-term capital gain. The amount of net underlying long-term capital gain may be unclear where a payment at maturity is based on a leverage factor. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero.

In addition, as discussed below in “—Possible Higher Tax on Securities Linked to ‘Collectibles,’” long-term capital gain that a U.S. holder would otherwise recognize up to the amount of the “net underlying long-term capital gain” could, for an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain.

Possible Higher Tax on Securities Linked to “Collectibles”

Under current law, long-term capital gain recognized on a sale of “collectibles” (which includes, among others, metals) or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of the securities could be subject to the rate applicable to collectibles, instead of the lower long-term capital gain rate. Prospective investors should consult their tax advisors regarding an investment in a security.

Non-U.S. Holders

Non-U.S. holders should consult the section entitled "United States Federal Tax Considerations — Tax Consequences to Non-U.S. Holders" in the product supplement.

Under Section 871(m) of the Code, a “dividend equivalent” payment is treated as a dividend from sources within the United States. Such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference, directly or indirectly, an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, the IRS has issued guidance that states that the U.S. Treasury Department and the IRS intend to amend the effective dates of the U.S. Treasury Department regulations to provide that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on our determination that the securities are not delta-one instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. However, it is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Funds or the securities (for example, upon a Fund rebalancing), and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Funds or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable withholding agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PRS-26

Market Linked Securities— Auto-Callable with Leveraged Upside Participation and Contingent Downside

 Principal at Risk Securities Linked to the Lowest Performing of the VanEck® Gold Miners ETF and the iShares® Silver Trust due September 2, 2027

Supplemental Plan of Distribution

Delivery of the securities will be made against payment therefor on or about the issue date. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade such securities at any time prior to the first business day preceding the issue date will be required, by virtue of the fact that the securities will not settle in T+1, to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement; such purchasers should also consult their own advisors in this regard.

PRS-27